CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Post Effective Amendment No. 1 of the Registration Statement (Form S-8 No. 333-13059) pertaining to the Allegro New Media, Inc. 1994 Long Term Incentive Plan of our report dated March 29, 1996, with respect to the financial statements of Allegro New Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                             /s/Ernst & Young LLP
                                             Ernst & Young LLP

  Hackensack, New Jersey
  December 26, 1996